                             PARTICIPATION AGREEMENT

                                      AMONG

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                           SECURITY DISTRIBUTORS, INC.

                                       AND

                            ARIEL DISTRIBUTORS, INC.

         THIS  AGREEMENT,  dated as of the 20th day of  November,  2001,  by and among Security Benefit Life Insurance  Company,  (the  "Company"),  a stock life insurance  company  organized under the laws of the State of Kansas,  on its own behalf and on behalf of each  segregated  asset account of the Company set forth on Schedule A hereto,  as may be amended from time to time (each an  "Account"),
Security   Distributors,   Inc.  ("SDI"),  a  Kansas   corporation,   registered
broker/dealer  and  distributor  of the Contracts,  as defined below,  and Ariel
Distributors, Inc. (the "Underwriter"), an Illinois corporation.

         WHEREAS,  the shares of beneficial  interest/common  stock of the Ariel
Investment  Trust (the "Fund") are divided into several  series of shares,  each representing  the interest in a particular  managed  portfolio of securities and other assets (each a "Portfolio"); and

         WHEREAS,  the Fund is registered as an open-end  management  investment company under the Investment  Company Act of 1940 (the "1940 Act") and shares of the Portfolios are registered  under the Securities Act of 1933, as amended (the
"1933 Act"); and

         WHEREAS,  the Underwriter,  which serves as distributor of the Fund, is duly registered as a broker/dealer under the Securities Exchange Act of 1934, as amended; and

         WHEREAS,  the Company has issued or will issue certain variable annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is duly established and maintained as a segregated asset  account,  duly  established  by the  Company,  on the date shown for such
Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS,  the  Company  intends to  purchase  shares in the  Portfolios listed in  Schedule A hereto,  as it may be amended  from time to time by mutual written  agreement (the  "Designated  Portfolios"),  on behalf of the Account to fund the aforesaid Contracts;

         NOW, THEREFORE,  in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.  SALE OF FUND SHARES

            1.1.  Subject to Article IX hereof,  the Underwriter  agrees to make available,  or cause to be made available, to the Company for purchase on behalf of the  Account,  shares of the  Designated  Portfolios,  such  purchases  to be effected at net asset value in  accordance  with Section 1.3 of this  Agreement.
Notwithstanding  the foregoing,  (i) the Portfolios  (other than those listed on
Schedule A) in existence  now or that may be  established  in the future will be made available to the Company only as the Underwriter  may so provide,  and (ii)
the Board of  [insert  Trustees  or  Directors]  of the Fund (the  "Board")  may
suspend or terminate the offering of shares of any Designated Portfolio or class thereof,  if such action is required by law or by regulatory  authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary  duties under federal and any  applicable  state laws, suspension  or  termination  is  necessary  and in  the  best  interests  of the shareholders of such Designated Portfolio.

            1.2.  The  Underwriter  shall  cause  the  Fund  to  redeem,  at the
Company's request,  any full or fractional  Designated  Portfolio shares held by the Company on behalf of the  Account,  such  redemptions  to be effected at net asset value in accordance  with Section 1.3 of this  Agreement.  Notwithstanding the  foregoing,  the Fund may delay  redemption of Fund shares of any Designated
Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

            1.3. PURCHASE AND REDEMPTION PROCEDURES

                 (a) The  Underwriter,  being duly  authorized by the Fund to do so, hereby  appoints the Company as an agent of the Fund for the limited purpose of receiving and  accepting  purchase and  redemption  requests on behalf of the
Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the  Contracts  and other  transactions  relating to the  Contracts or the
Account.  Receipt and acceptance of any such request (or relevant  transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated  Portfolio calculates its net asset value (a "Business
Day") pursuant to the rules of the Securities and Exchange  Commission  ("SEC"), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily  calculates its net asset value as described from time to time in the
Fund's  prospectus  shall  constitute  receipt and  acceptance by the Designated
Portfolio on that same Business Day,  provided that the Fund receives  notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

                 (b) The  Company  shall  pay  for  shares  of  each  Designated
Portfolio  on the same  Business  Day that it  notifies  the Fund of a  purchase request for such shares.  Payment for Designated  Portfolio shares shall be made in federal funds  transmitted to the Fund or other designated  person by wire to be received by 3:00 p.m.  Eastern  Time on the Business Day the Fund is notified of the  purchase  request  for  Designated  Portfolio  shares  (unless  the Fund determines  and so advises the Company that  sufficient  proceeds are  available from redemption of shares of other Designated  Portfolios  effected  pursuant to redemption  requests tendered by the Company on behalf of the Account, or unless the Fund  otherwise  determines  and so advises the Company to delay the date of payment,  to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested,  and Designated Portfolio shares purchased  thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's or Underwriter's request, reimburse the Fund for any charges,  costs,  fees,  interest or other expenses  incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar  expenses  incurred by the Fund,  as a result of portfolio  transactions effected by the Fund based upon such purchase  request.  Upon receipt of federal funds so wired,  such funds shall cease to be the  responsibility of the Company and shall become the responsibility of the Fund.

                 (c) Payment for  Designated  Portfolio  shares  redeemed by the
Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly  notified of the redemption order of such shares (unless  redemption  proceeds are to be applied to the purchase of shares of other  Designated  Portfolios  in  accordance  with  Section  1.3(b)  of this
Agreement),  except  that the Fund  reserves  the  right  to  delay  payment  of redemption  proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder,  and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

                 (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's  general account shall be effected at the net asset  value per share  next  determined  after the Fund's  receipt  and acceptance of such request,  provided  that, in the case of a purchase  request, payment for Fund shares so  requested  is received by the Fund in federal  funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.

            1.4.  The  Underwriter  shall use its best  efforts  to make the net asset value per share for each Designated  Portfolio available to the Company by
6:30  p.m.  Eastern  Time  each  Business  Day,  and in any  event,  as  soon as reasonably  practicable  after the net asset value per share for such Designated
Portfolio is calculated,  and shall calculate such net asset value in accordance with the  Fund's  prospectus.  If the  Underwriter  provides  the  Company  with materially incorrect share net asset value information, the Company on behalf of the  Account,  shall be  entitled  to an  adjustment  to the  number  of  shares purchased or redeemed to reflect the correct share net asset value. Any material error in the  calculation of the net asset value per share,  dividend or capital gain information  shall be reported  promptly to the Company upon discovery.  In the event that any such  material  error is the result of the  negligence of the
Underwriter,  or the designated  agent for calculating the net asset value,  any administrative  or other  costs or losses  incurred  for  correcting  underlying
Contract owner accounts shall be at the Underwriter's expense.

            1.5. The Underwriter shall use its best efforts to furnish, or cause to be furnished,  notice (by wire or telephone followed by written confirmation)
to the Company of any income dividends or capital gain distributions  payable on any Designated  Portfolio  shares by the record date, but in no event later than
6:30 p.m. Eastern Time on the ex-dividend  date. The Company,  on its behalf and on behalf of the  Account,  hereby  elects to  receive  all such  dividends  and distributions  as are payable on any Designated  Portfolio shares in the form of additional shares of that Designated Portfolio.  The Company reserves the right, on its behalf  and on behalf of the  Account,  to revoke  this  election  and to receive  all  such  dividends  and  capital  gain  distributions  in  cash.  The
Underwriter  shall  notify  the  Company  promptly,  or cause the  Company to be notified  promptly,  of the number of Designated  Portfolio  shares so issued as payment of such dividends and distributions.

            1.6.  Issuance  and  transfer of Fund shares  shall be by book entry only.  Share  certificates  will not be issued to the  Company  or the  Account.
Purchase  and  redemption  orders  for  Fund  shares  shall  be  recorded  in an appropriate ledger for the Account or the appropriate subaccount of the Account.

            1.7.  (a)  The  parties  hereto  acknowledge  that  the  arrangement contemplated  by this Agreement is not exclusive;  the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

                 (b)  The  Company  shall  not,  without  prior  notice  to  the
Underwriter  (unless  otherwise  required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                 (c)  The  Company  shall  not,  without  prior  notice  to  the
Underwriter  (unless  otherwise  required by applicable  law),  induce  Contract owners to change or modify the Fund or change the Fund's investment adviser.

                 (d)  The  Company  shall  not,  without  prior  notice  to  the
Underwriter,  induce  Contract  owners  to  vote  on any  matter  submitted  for consideration  by the  shareholders  of the  Fund  in a  manner  other  than  as recommended by the Board.

                 (e) The  Company  shall  not  knowingly  sell the  Contract  to participants in plans governed by Internal Revenue Code Section 457.

            1.8.  The parties  may agree,  in lieu of the  procedures  set forth above in this  Article 1, to place and settle  trades for Fund shares  through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

            2.1. The Company represents and warrants that the Contracts (a) are, or prior to  issuance  will be,  registered  under the 1933 Act,  or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in  transactions  that are properly  exempt from registration  under the 1933 Act. The Company  further  represents  and warrants that the  Contracts  will be  issued  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance  laws.  The Company  further  represents  and  warrants  that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas  insurance  laws,  and that it (a) has  registered or, prior to any issuance  or  sale  of  the  Contracts,  will  register  the  Account  as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts,  or alternatively (b) has not registered the Account in proper  reliance upon an exclusion  from  registration under the 1940 Act.

            2.2. The  Underwriter  represents and warrants on behalf of the Fund that  Designated  Portfolio  shares  sold  pursuant to this  Agreement  shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable  state and federal  securities laws and that the Fund is and shall remain  registered under the 1940 Act. The Underwriter  shall amend the Fund's registration statement, or cause it to be amended, under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The  Underwriter  shall register and qualify the Fund's shares,  or cause them to be registered  and  qualified,  for sale in accordance with the laws of the various  states only if and to the extent deemed  advisable by the Underwriter.

            2.3. The  Underwriter,  on behalf of the Fund,  represents  that the
Fund  is  lawfully  organized  and  validly  existing  under  the  laws  of  the
Commonwealth  of  Massachusetts  and that the Fund  does and will  comply in all material respects with the 1940 Act.

            2.4. The  Underwriter  represents  and warrants  that (i) it is duly organized and validly  existing and in good standing under the laws of the State of Illinois;  (ii) it is registered as a broker/dealer with the SEC and (iii) is a member in good  standing of the National  Association  of  Securities  Dealers
("NASD") and is in compliance with the conditions and  qualifications  set forth in the Conduct Rules of the NASD.

            2.5. The  Underwriter,  on its own behalf and on behalf of the Fund,
represents  and  warrants  that  all  of  their  trustees/directors,   officers,
employees,  and other  individuals  or entities  dealing  with the money  and/or securities  of the Fund are and shall  continue to be at all times  covered by a blanket  fidelity  bond or similar  coverage  for the  benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related  provisions as may be promulgated from time to time. The aforesaid bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            2.6. The Company  represents and warrants that all of its directors, officers,  employees, and other  individuals/entities  employed or controlled by the Company dealing with the money and/or  securities of the Account are covered by a blanket  fidelity bond or similar  coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS; VOTING

            3.1. The Underwriter shall provide, or cause to provide, the Company with as many  printed  copies of the current  prospectus,  current  Statement of
Additional  Information ("SAI"),  supplements,  proxy statements,  and annual or semi-annual  reports of each Designated  Portfolio (for distribution to Contract owners with value  allocated to such  Designated  Portfolios) as the Company may reasonably  request to deliver to existing  Contract owners. If requested by the
Company in lieu thereof, the Underwriter shall provide, or cause to be provided, such  documents  (including a  "camera-ready"  copy of such  documents as set in type, a diskette in the form sent to the  financial  printer,  or an  electronic copy of the documents in a format suitable for posting on the Company's website, all as the Company  may  reasonably  request)  and such other  assistance  as is reasonably  necessary  in order  for the  Company  to have  prospectuses,  SAIs, supplements  and annual or  semi-annual  reports for the  Contracts and the Fund printed  together in a single  document or posted on the  Company's  web-site or printed  individually by the Company if it so chooses.  The expenses  associated with printing and providing such documentation  shall be as set forth in Article
V.

            3.2. The Fund's  prospectus shall state that the current SAI for the
Fund is available.

            3.3. The  Underwriter  shall  provide the Company  with  information regarding the Fund's expenses, which information may include a table of fees and related  narrative  disclosure  for use in any  prospectus or other  descriptive document  relating  to a  Contract.  The  Company  agrees  that it will use such information  substantially in the form provided. The Company shall provide prior written notice of any proposed  modification of such  information,  which notice
will  describe  the  manner  in  which  the  Company   proposes  to  modify  the
information,  and agrees  that it may not  modify  such  information  in any way without  the  prior  consent  of the  Underwriter,  which  consent  shall not be unreasonably withheld.

            3.4.  The  Underwriter  will pay or  cause  to be paid the  expenses
associated  with  text  composition,   printing,  mailing,   distributing,   and
tabulation of proxy statements and voting instruction  solicitation materials to
Contract  owners with respect to proxies  related to the Fund,  consistent  with applicable provisions of the 1940 Act.

            3.5. So long as, and to the extent the SEC  continues  to  interpret the 1940 Act to require  pass-through  voting  privileges for variable  contract owners, or to the extent otherwise required by law, the Company shall follow one of the two procedures outlined below with respect to Fund initiated proxies:

                     (a) If the  Company  chooses  to  solicit  Contract  owners itself, it shall:

                     (i) Solicit voting instructions from Contract owners; and

                     (ii)  Vote  the  shares  in  accordance  with  instructions received from such owners.  If and to the extent  permitted by law,  the  Company  may vote  Fund  shares  for which no instructions  have been received in the same  proportion as shares for which such  instructions have been received from
                     Contract owners.

                     (b) If the  Company  chooses to work with the Fund's  proxy service  provider,  the  Company  shall  provide a list of  Contract owners with value  allocated  to a Fund as of the record date to the
            Fund or its agent in order to facilitate the Fund's  solicitation of voting  instructions  from Contract  owners.  The Company shall also provide  such  other  information  to the  Fund or its  agent  as is reasonably  necessary  in order  for the Fund to  properly  tabulate votes for Fund initiated proxies.

Regardless of which procedure is followed, the Underwriter will pay, or cause to be paid,  the  expense  associated  with text  composition,  printing,  mailing,
distributing  and  tabulation  of  proxy  statements  and  voting   instructions
solicitation materials.  The Company reserves the right to vote Fund shares held in its general account in its own right,  to the extent  permitted by applicable laws.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

            4.1. The Company shall furnish,  or shall cause to be furnished,  to the  Underwriter  or its  designee,  each  piece  of sales  literature  or other promotional  material  that the  Company  develops  and in which  the Fund (or a
Designated  Portfolio  thereof) or the  Underwriter  is named.  No such material shall  be used  until  approved  by the  Underwriter  or its  designee,  and the
Underwriter  will use its best  efforts  for it or its  designee  to review such sales  literature or  promotional  material  within five (5) Business Days after receipt of such material.  The Underwriter or its designee reserves the right to reasonably  object to the  continued  use of any such sales  literature or other promotional  material in which the Fund (or a Designated  Portfolio  thereof) or the Underwriter is named,  and no such material shall be used if the Underwriter or its designee so objects.

            4.2.  The  Company  shall  not  give  any  information  or make  any representations  or statements  on behalf of the Fund or concerning  the Fund or the  Underwriter  in connection  with the sale of the  Contracts  other than the information  or  representations  contained  in the  registration  statement  or prospectus  or SAI for the  Fund  shares,  as such  registration  statement  and prospectus  or SAI may be  amended  or  supplemented  from  time to time,  or in reports  or proxy  statements  for the  Fund,  or in sales  literature  or other promotional  material  approved  by the Fund or its  designee,  except  with the permission of the Underwriter or its designee.

            4.3. The Underwriter, or its designee, shall furnish, or cause to be furnished,  to the Company,  each piece of sales literature or other promotional material  that it develops  and in which the  Company,  and/or the  Account,  is named.  No such material  shall be used until  approved by the Company,  and the
Company will use its best efforts to review such sales literature or promotional material  within five (5)  Business  Days after  receipt of such  material.  The
Company reserves the right to reasonably object to the continued use of any such sales literature or other  promotional  material in which the Company and/or its
Account is named, and no such material shall be used if the Company so objects.

            4.4.  The  Underwriter  shall not give any  information  or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts  other than the information or  representations  contained in a registration statement,  prospectus (which shall include an offering memorandum, if any,  if the  Contracts  issued by the Company or  interests  therein are not registered under the 1933 Act), or SAI for the Contracts,  as such  registration statement,  prospectus, or SAI may be amended or supplemented from time to time, or in  published  reports  for the  Account  which are in the  public  domain or approved  by the  Company  for  distribution  to  Contract  owners,  or in sales literature or other promotional  material  approved by the Company,  except with the permission of the Company.

            4.5.  The  Underwriter  will  provide or cause to be provided to the
Company at least one complete copy of all registration statements, prospectuses,
SAIs,  reports,  proxy  statements,   sales  literature  and  other  promotional
materials,  applications for exemptions, requests for no-action letters, and all amendments  to any of the above,  that relate to the  Designated  Portfolios  or their  shares,  promptly  after the filing of such  document(s)  with the SEC or other regulatory authorities.

            4.6.  The  Company  will  provide  to the  Underwriter  at least one complete copy of all registration statements,  prospectuses (which shall include an  offering  memorandum,  if any,  if the  Contracts  issued by the  Company or interests  therein  are not  registered  under  the 1933  Act),  SAIs,  reports, solicitations  for voting  instructions,  sales literature and other promotional materials,  applications for exemptions, requests for no-action letters, and all amendments  to any of the above,  that relate to the  Contracts  or the Account, promptly after the filing of such  document(s)  with the SEC or other regulatory authorities.  The  Company  shall  provide  to the  Underwriter  any  complaints received  from  the  Contract  owners  pertaining  to the  Fund or a  Designated
Portfolio.

            4.7.  The  Underwriter  will  provide or cause to be provided to the
Company  with  as  much  notice  as  is  reasonably  practicable  of  any  proxy solicitation  for any Designated  Portfolio,  and of any material  change in the
Fund's registration statement,  particularly any change resulting in a change to the registration  statement or prospectus for any Account.  The Underwriter will work with  theCompany  so as to enable  the  Company  to  solicit  proxies  from
Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Underwriter will make reasonable efforts to attempt to have changes affecting  Contract  prospectuses  become effective  simultaneously with the annual updates for such prospectuses.

ARTICLE V.  FEES AND EXPENSES

            5.1. All expenses  incident to performance by the Underwriter  under this Agreement shall be paid by the Underwriter. The Underwriter shall see to it that all the  Fund's  shares are  registered  and  authorized  for  issuance  in accordance  with  applicable  federal  law  and,  if and to  the  extent  deemed advisable by the Underwriter,  in accordance with applicable state laws prior to their sale. The Underwriter or an affiliated party of the Underwriter (which may include  the Fund)  shall bear the  expenses  for the cost of  registration  and qualification  of the  Fund's  shares,  preparation  and  filing  of the  Fund's prospectus and registration statement,  proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders  (i.e. annual and semi-annual  reports),  the preparation of all statements  and notices  required by any federal or state law,  and all taxes on the issuance or transfer of the Fund's shares.  The Underwriter or an affiliated party of the Underwriter (which may include the Fund) shall bear the expenses of printing and distributing the Fund's proxy materials and reports to shareholders to existing  Contract  owners.  In  addition,  each year the  Underwriter  or an affiliated party of the Underwriter (which may include the Fund) shall also bear the expense of  printing  the first 5,000 Fund  prospectuses  (and  supplements)
requested by the Company  (regardless  of whether such  documents are printed by the Underwriter or the Company).

            5.2.  The  Company  shall  bear  the  expense  of  distributing  all
prospectuses   to  shareholders   (whether  for  existing   Contract  owners  or
prospective  Contract  owners).  The Company  shall bear the expense of printing copies of Fund  prospectuses  (and supplements) in excess of 5,000 per year. The
Company shall bear the expenses  incident to  (including  the costs of printing)
sales literature and other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) is named.

            5.4. In consideration of performance of the Administrative  Services specified on Schedule B by the Company,  Underwriter  will pay the Company a fee
(the  "Administrative  Services  Fee") of 15 basis points (0.15%) of the average aggregate  amount  of  the  shares  of the  Designated  Portfolios  held  in the
Account(s)  under this Agreement.  Underwriter  will calculate the amount of the payment to be made  pursuant  to this  Section  5.4 at the end of each  calendar month and will make such payment to the Company within 30 days  thereafter.  The parties acknowledge that the payments received by the Company under this Section
5.4 are for administrative  and shareholder  services only and do not constitute payment  in  any  manner  for  investment  advisory  services  or for  costs  of distribution.

            5.5. In consideration  of performance of the  Distribution  Services
specified  on  Schedule  C  by  SDI,   Underwriter  will  pay  SDI  a  fee  (the
"Distribution  Fee") of 20 basis points (0.20%) of the average  aggregate amount of the shares of the Designated  Portfolios  held in the  Account(s)  under this
Agreement.  Underwriter  will  calculate  the  amount of the  payment to be made pursuant  to this  Section 5.5 at the end of each  calendar  month and will make such payment to SDI within 30 days thereafter.

            5.6. The check for the payments referenced above will be accompanied by a statement  showing the calculation of the amounts being paid to the Company or SDI,  as  applicable,  and such other  supporting  data as may be  reasonably requested by the Company or SDI.

ARTICLE VI.  QUALIFICATION

            The  Underwriter  represents and warrants on behalf of the Fund that the Fund, and each Designated Portfolio,  is or will be qualified as a regulated investment  company under  Subchapter M of the Internal Revenue Code of 1986, as amended (the  "Internal  Revenue  Code,") and that the Fund and each  Designated
Portfolio will maintain such qualification  (under Subchapter M or any successor or similar  provisions) and that Underwriter will notify the Company immediately upon having a reasonable  basis for  believing  that the Fund or any  Designated
Portfolio has ceased to so qualify or that the Fund or any Designated  Portfolio might not so qualify in the future.

ARTICLE VII.  INDEMNIFICATION

            7.1. INDEMNIFICATION BY THE COMPANY

                 7.1(a).  The Company agrees to indemnify and hold harmless each of the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under  common  control  with the Fund or the Underwriter  (collectively,  the "Indemnified  Parties" for purposes of this
Section 7.1) against any and all losses, claims, damages, liabilities (including amounts  paid  in  settlement  with  the  written  consent  of the  Company)  or litigation  (including  legal and  other  expenses),  to which  the  Indemnified
Parties may become  subject  under any statute or  regulation,  at common law or otherwise,  insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                           (i)  arise  out  of or  are  based  upon  any  untrue
                 statement or alleged  untrue  statements  of any material  fact contained  in the  registration  statement,  prospectus  (which shall include a written  description  of a Contract that is not registered  under the 1933 Act),  or SAI for the  Contracts  or
                 contained  in  the  Contracts  or  sales   literature  for  the
                 Contracts  (or  any  amendment  or  supplement  to  any  of the foregoing),  or arise out of or are based upon the  omission or the alleged  omission to state therein a material fact required to be  stated  therein  or  necessary  to make  the  statements
                 therein  not  misleading,   provided  that  this  agreement  to
                 indemnify shall not apply as to any  Indemnified  Party if such statement or omission or such alleged statement or omission was made  in  reliance  upon  and in  conformity  with  information furnished  to the  Company  by or on  behalf of the Fund or the
                 Underwriter for use in the registration  statement,  prospectus or  SAI  for  the  Contracts  or  in  the  Contracts  or  sales literature  (or any amendment or  supplement)  or otherwise for use in connection with the sale of the Contracts, or

                           (ii)  arise  out of or as a result of  statements  or
                 representations  by or on behalf  of the  Company  (other  than statements  or  representations  contained in the  registration statement, prospectus, SAI, or sales literature of the Fund not supplied  by the  Company  or  persons  under its  control)  or wrongful  conduct of the Company or its agents or persons under the  Company's  authorization  or control,  with respect to the sale or distribution of the Contracts, or

                           (iii)  arise out of any untrue  statement  or alleged
                 untrue statement of a material fact contained in a registration statement,  prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement  thereto or the omission or alleged  omission to state  therein a material fact required to be stated therein or necessary to make the  statements  therein not  misleading  if such a statement  or  omission  was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                           (iv) arise as a result of any material failure by the
                 Company to provide the services and furnish the materials under the terms of this Agreement; or

                           (v) arise out of or result from any  material  breach
                 of any  representation  and/or  warranty made by the Company in this  Agreement  or  arise  out of or  result  from  any  other material breach of this Agreement by the Company;

as  limited  by and  in  accordance  with  the provisions of Sections 7.1(b) and
7.1(c) hereof.

                 7.1(b).   The   Company   shall  not  be  liable   under   this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance of such  Indemnified  Party's duties or by reason of such  Indemnified  Party's  reckless  disregard of its  obligations or duties under this Agreement.

                 7.1(c).   The   Company   shall  not  be  liable   under   this
indemnification  provision with respect to any claim made against an Indemnified
Party unless such  Indemnified  Party shall have notified the Company in writing within a reasonable  time after the summons or other first legal process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 7.1(d).  The  Indemnified  Parties  will  promptly  notify  the
Company of the  commencement  of any litigation or  proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

            7.2. INDEMNIFICATION BY THE UNDERWRITER

                 7.2(a).  The Underwriter  agrees to indemnify and hold harmless the Company and each of its directors and officers and each person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 7.2)
against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent  of the  Underwriter)  or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise,  insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

                           (i)  arise  out  of or  are  based  upon  any  untrue
                 statement or alleged  untrue  statement  of any  material  fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the  foregoing),  or arise out of or are based  upon the omission  or the alleged  omission to state  therein a material fact  required to be stated  therein or  necessary  to make the statements therein not misleading, provided that this agreement to  indemnify  shall not apply as to any  Indemnified  Party if such  statement  or  omission  or  such  alleged  statement  or omission  was  made in  reliance  upon and in  conformity  with information  furnished  to the  Underwriter  or  Fund  by or on behalf of the  Company for use in the  registration  statement, prospectus or SAI for the Fund or in sales  literature  (or any amendment or  supplement)  or otherwise  for use in  connection with the sale of the Contracts or Fund shares; or

                           (ii)  arise  out of or as a result of  statements  or
                 representations  by or on behalf of the Fund or the Underwriter
                 (other than  statements  or  representations  contained  in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the  Underwriter)  or wrongful conduct of the Underwriter or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

                           (iii)  arise out of any untrue  statement  or alleged
                 untrue statement of a material fact contained in a registration statement,  prospectus,  SAI or sales  literature  covering the
                 Contracts,  or any amendment thereof or supplement  thereto, or the  omission or alleged  omission to state  therein a material fact  required to be stated  therein or  necessary  to make the
                 statement  or  statements  therein  not  misleading,   if  such
                 statement  or omission  was made in reliance  upon  information furnished to the Company by or on behalf of the  Underwriter or the Fund; or

                           (iv) arise as a result of any  failure by the Fund or
                 the  Underwriter  to  provide  the  services  and  furnish  the materials  under  the  terms  of this  Agreement  (including  a failure of the Fund, whether  unintentional or in good faith or
                 otherwise,   to  comply  with  the  diversification  and  other
                 qualification  requirements  specified  in  Article  VI of this
                 Agreement); or

                           (v) arise out of or result from any  material  breach
                 of any  representation  and/or warranty made by or on behalf of the  Underwriter  or the Fund in this Agreement or arise out of or result from any other  material  breach of this Agreement by or on behalf of the Underwriter or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b)and 7.2(c)
hereof.

                 7.2(b).   The  Underwriter  shall  not  be  liable  under  this
indemnification   provision  with  respect  to  any  losses,  claims,   damages,
liabilities  or  litigation  to which an  Indemnified  Party would  otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance or such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                 7.2(c).   The  Underwriter  shall  not  be  liable  under  this
indemnification  provision with respect to any claim made against an Indemnified
Party  unless such  Indemnified  Party shall have  notified the  Underwriter  in writing within a reasonable  time after the summons or other first legal process giving  information  of the nature of the claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified  Party, the Underwriter will be entitled to participate, at its own  expense,  in the  defense  thereof.  The  Underwriter  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After notice from the  Underwriter to such party of the  Underwriter's  election to assume the defense  thereof,  the Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it, and the  Underwriter  will not be liable to such party under this  Agreement for any legal or other expenses subsequently incurred by such party independently in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

                 7.2(d).  The Company agrees  promptly to notify the Underwriter of the  commencement  of any litigation or proceedings  against it or any of its officers or directors in  connection  with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.  APPLICABLE LAW

            8.1. This  Agreement  shall be construed and the  provisions  hereof interpreted  under  and in  accordance  with  the laws of the  State of  Kansas, without regard to the conflict of laws provisions thereof.

            8.2. This  Agreement  shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant,  and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  TERMINATION

            9.1. This  Agreement  shall  continue in full force and effect until the first to occur of:

            (a) termination by any party, for any reason with respect to some or all Designated Portfolios,  by six (6) months advance written notice delivered to the other parties; or

            (b)  termination  by the  Company  by  written  notice  to the other parties  based upon the Company's  determination  that shares of the
            Fund are not reasonably  available to meet the  requirements  of the
            Contracts; or

            (c)  termination  by the  Company  by  written  notice  to the other parties in the event any of the  Designated  Portfolio's  shares are not registered,  issued or sold in accordance with applicable  state and/or  federal law or such law  precludes the use of such shares as the  underlying  investment  media of the Contracts  issued or to be issued by the Company; or

            (d)  termination  by  the  Underwriter  in  the  event  that  formal administrative proceedings are instituted against the Company by the
            National  Association of Securities Dealers,  Inc. (the "NASD"), the
            SEC, the Insurance Commissioner or like official of any state or any other  regulatory  body  regarding the  Company's  duties under this
            Agreement or related to the sale of the Contracts,  the operation of any Account,  or the purchase of the Designated  Portfolios' shares;
            provided,  however,  that  the  Underwriter  determines  in its sole judgment  exercised  in good  faith,  that any  such  administrative proceedings  will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

            (e)   termination   by  the   Company  in  the  event  that   formal
            administrative  proceedings  are  instituted  against  the  Fund  or
            Underwriter  by the SEC or any state  securities  department  or any
            other  regulatory  body;   provided,   however,   that  the  Company
            determines  in its sole judgment  exercised in good faith,  that any such administrative  proceedings will have a material adverse effect upon the ability of the Underwriter to perform its obligations under this Agreement; or

            (f)  termination by the Company by written notice to the Underwriter in the event that any  Designated  Portfolio  ceases to qualify as a regulated  investment  company  under  Subchapter  M of the Internal
            Revenue Code of 1986, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply; or

            (g)  termination by the Underwriter by written notice to the Company if the Underwriter shall determine,  in its sole judgment  exercised in good  faith,  that the Company  has  suffered a material  adverse
            change  in  its  business,   operations,   financial  condition,  or
            prospects  since the date of this  Agreement  or is the  subject  of material adverse publicity; or

            (h) termination by the Company by written notice to the Underwriter, if the Company shall  determine,  in its sole judgment  exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business,  operations,  financial condition or prospects  since the date of this  Agreement  or is the  subject  of material adverse publicity; or

            (i)  termination by the Company upon any  substitution of the shares of  another  investment  company or series  thereof  for shares of a
            Designated Portfolio of the Fund in accordance with the terms of the
            Contracts,  provided  that the  Company  has  given at least 45 days prior written notice to the Underwriter of the date of substitution.

            9.2.   Notwithstanding  any  termination  of  this  Agreement,   the
Underwriter  shall,  at the option of the  Company,  continue to make  available additional  shares of the Fund  pursuant  to the terms  and  conditions  of this
Agreement,  for all Contracts in effect on the effective  date of termination of this Agreement  (hereinafter  referred to as "Existing  Contracts"),  unless the
Company obtains an order pursuant to Section 26(b) of the 1940 Act to permit the substitution  of other  securities for the shares of the Designated  Portfolios.
Specifically,  the  owners  of  the  Existing  Contracts  may  be  permitted  to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase  payments under the Existing
Contracts (subject to any such election by the Company).

            9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  NOTICES

                  Any notice shall be sufficiently given when sent by registered or  certified  mail to the other  party at the  address  of such party set forth below or at such other  address  as such party may from time to time  specify in writing to the other party.

         If to the Company:       Security Benefit Life Insurance Company
                                  Attention General Counsel
                                  700 SW Harrison
                                  Topeka, Kansas 66636 - 0001

         If to Underwriter:       Ariel Distributors, Inc.
                                  Attention Merrillyn J. Kosier
                                  Senior Vice President
                                  200 E. Randolph Drive, Suite 2900
                                  Chicago, Illinois 60601

ARTICLE XI.  MISCELLANEOUS

            11.1.  All  persons  dealing  with the Fund must look  solely to the property of the respective  Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the  Underwriter  for the  enforcement  of any claims  against the Fund. The parties agree that neither the Board,  officers,  agents or  shareholders of the
Fund assume any personal  liability or  responsibility  for obligations  entered into by or on behalf of the Fund.

            11.2.  Subject to the  requirements  of legal process and regulatory authority,  the Underwriter  shall treat as confidential the names and addresses of the owners of the  Contracts.  Each party  shall  treat as  confidential  all information  reasonably identified as confidential in writing by any other party hereto  and,  except  as  permitted  by  this  Agreement,  shall  not  disclose, disseminate or utilize such  information  without the express written consent of the affected party until such time as such  information has come into the public domain.

            11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            11.4. This Agreement may be executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

            11.5.  If any  provision  of this  Agreement  shall  be held or made invalid by a court decision,  statute,  rule or otherwise,  the remainder of the
Agreement shall not be affected thereby.

            11.6.  Each party hereto shall  cooperate  with each other party and all appropriate  governmental authorities (including without limitation the SEC, the NASD,  and state  insurance  regulators)  and shall permit such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the Kansas  Insurance  Commissioner  with any  information  or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to ascertain  whether the variable  insurance operations of the Company are being  conducted in a manner  consistent  with the
Kansas   insurance  laws  and  regulations  and  any  other  applicable  law  or regulations.

            11.7.  The  rights,  remedies  and  obligations  contained  in  this
Agreement are  cumulative  and are in addition to any and all rights,  remedies, and obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.

            11.8 This Agreement or any of the rights and  obligations  hereunder may not be  assigned  by any party  without  the prior  written  consent  of all parties hereto.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative.

Security Benefit Life
Insurance Company                     By its authorized officer
                                             AMY J. LEE
                                             ---------------------
                                      By:    Amy J. Lee
                                      Title: Vice President & Associate
                                             General Counsel
                                      Date:  November 20, 2001

Security Distributors, Inc.           By its authorized officer
                                             AMY J. LEE
                                             ---------------------
                                      By:    Amy J. Lee
                                      Title: Secretary
                                      Date:  November 20, 2001

Ariel Distributors, Inc.              By its authorized officer
                                             MERRILLYN J. KOSIER
                                             ---------------------
                                      By:    Merrillyn J. Kosier
                                      Title: Senior Vice President
                                      Date:  11/21/01

                                                               November 20, 2001

                                   SCHEDULE A

        ACCOUNT(S)               CONTRACT(S)             DESIGNATED PORTFOLIO(S)

SBL VARIABLE ACCOUNT XIV           V6029             ARIEL PREMIER BOND -
                                                      INVESTORS CLASS

                                                     ARIEL FUND - INVESTOR CLASS

                                   SCHEDULE B

                             Administrative Services

Pursuant to the  Agreement to which this is attached,  the Company or its agents shall perform the  administrative  and  shareholder  services,  on behalf of the
Designated Portfolios, as set forth below:

1.   Teleservicing support in connection with the Designated Portfolios.

2.   Maintenance of records  reflecting  Shares purchased and redeemed and Share balances  attributable  to  the  Contracts,  and  the  conveyance  of  that information to the Fund or its agents as may be reasonably requested.

3.   Provision  and  administration  of  Contract  features  for the  benefit of
     Contract owners in connection with the Designated Portfolios, which may include fund transfers, dollar cost averaging, asset allocation,  portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals.

4.   Provision  of other  services  as may be  agreed  upon  from  time to time, consistent with applicable law and regulation.

Company agrees to provide to  Underwriter  each year, a report showing the total number of Contract owners with value  allocated to each Designated  Portfolio as of September 30th, such report to be delivered to the Underwriter within 30 days of September 30th. The fees payable to the Company as described in this Schedule
B shall  survive any  termination  of this  Agreement for so long as shares of a
Designated Portfolio are held in the Contracts.

                                   SCHEDULE C

                              Distribution Services

Pursuant to the  Agreement  to which this is  attached,  SDI or its agents shall perform distribution  services, on behalf of the Designated  Portfolios,  as set forth below:

1.   Receive and answer correspondence from prospective shareholders,  including
     distributing  prospectuses,   statements  of  additional  information,  and
     shareholder reports.

2.   Provide  facilities to answer  questions from  prospective  investors about
     Designated Portfolio shares.

3.   Assist investors in completing application forms and selecting dividend and other account options.

4.   Provide other reasonable  assistance in connection with the distribution of
     Designated Portfolio shares.

                              AMENDMENT NUMBER 1 TO
                             PARTICIPATION AGREEMENT

                                      AMONG
                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                           SECURITY DISTRIBUTORS, INC.
                                       AND
                            ARIEL DISTRIBUTORS, INC.

         WHEREAS,  Security  Benefit Life  Insurance  Company  (the  "Company"),
Security   Distributors,   Inc.  ("SDI")  and  Ariel  Distributors,   Inc.  (the
"Underwriter") are parties to a Participation  Agreement dated November 20, 2001
(the "Agreement"); and

         WHEREAS,  pursuant to the Agreement,  the Company  issues  Contracts in which Designated Portfolios of the Fund are made available; and

         WHEREAS,  Section  1.7(e) of the  Agreement  provides  that the Company shall not  knowingly  sell  Contracts in which  Designated  Portfolios  are made available to  participants  in plans  governed by Internal  Revenue Code Section
457; and

         WHEREAS, the parties to the Agreement now wish to amend Section 1.7(e).

         NOW,  THEREFORE,  in  consideration of the mutual promises as set forth herein the parties agree as follows:

         1.       Section 1.7(e)  of  the  Agreement  is  hereby  deleted in its entirety and replaced with the following new section 1.7(e):

                           The  parties  agree  that  the  Company  will  not be
         permitted to market and sell Contracts offering  Designated  Portfolios to  participants  in plans  governed  by  Section  457 of the  Internal
         Revenue Code ("457 Participants"), except that the Company is permitted to market and sell such Contracts to 457 Participants that are employed by public or private schools or universities.

         2.       Capitalized terms used, but not otherwise defined herein shall have the meaning given them in the Agreement.

         3.       In the event of a conflict between the terms of this Amendment
No. 1 and the  Agreement,  it is the  intention of the parties that the terms of this  Amendment No. 1 shall control and the Agreement  shall be  interpreted  on that basis.  To the extent the provisions of the Agreement have not been amended by this  Amendment No. 1, the parties  hereby  confirm and ratify the Agreement.
The Agreement, along with this Amendment No. 1, constitutes the entire agreement among the parties with respect to the arrangements  described herein.  All other agreements, either written or oral, with respect to these matters are superceded and replaced hereby.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Amendment Number 1 to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life
Insurance Company                    By its authorized officer

                                     By:   KALMAN BAKK
                                         --------------------------
                                     Name:  Kalman Bakk
                                     Title: Senior Vice President & CMO
                                     Date:  February 14, 2002

Security Distributors, Inc.          By its authorized officer

                                     By:   AMY J. LEE
                                         --------------------------
                                     Name:  Amy J. Lee
                                     Title: Secretary
                                     Date:  February 14, 2002

Ariel Distributors, Inc.             By its authorized officer

                                     By:   MERRILLYN J. KOSIER
                                         --------------------------
                                     Name:  Merrillyn J. Kosier
                                     Title: Senior Vice President
                                     Date:  2-15-02